As filed with the Securities and Exchange Commission on December 4, 2017

Registration No. 333-219052

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1,

ON FORM S-8, TO FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	62-0803242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

165 Madison Avenue, Memphis, Tennessee	38103
(Address of principal executive offices)	(zip code)

Capital Bank Financial Corp. 2013 Omnibus Compensation Plan

North American Financial Holdings 2010 Equity Incentive Plan

FNB United Corp. 2012 Incentive Plan

FNB United Corp. 2003 Stock Incentive Plan

(Full titles of plans)

Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and
Corporate Secretary
First Horizon National Corporation
165 Madison Avenue
Memphis, TN  38103
(901) 523-5679
(Name, address, and telephone number, including area code, of agent for service)	With a copy to: John A. Niemoeller Senior Vice President, Counsel, and Assistant Corporate Secretary First Horizon National Corporation 165 Madison Avenue Memphis, TN 38103 (901) 523-4170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock	1,059,685 shares	na	na	na
(1)	This Post-Effective Amendment No. 1 on Form S-8 covers shares of registrant’s common stock originally registered on its Registration Statement on Form S-4, as amended, to which this filing is a post-effective amendment. The amount in this column represents the maximum number of shares issuable under outstanding stock options granted under the four plans listed above. The four plans and their options were assumed by registrant in connection with the merger of Capital Bank Financial Corp. with and into registrant (the “Merger”), which closed on November 30, 2017.
(2)	The registration fee in respect of the shares of common stock was paid previously, at the time of filing Registration No. 333-219052.

EXPLANATORY NOTE

First Horizon National Corporation (“FHNC,” “Corporation,” or “registrant”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-219052) filed on June 29, 2017, as amended (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to shares of FHNC’s common stock, par value $0.625 per share (“Common Stock”), issuable upon the exercise of options granted under any of the following four plans (the “Assumed Plans”): Capital Bank Financial Corp. 2013 Omnibus Compensation Plan, North American Financial Holdings 2010 Equity Incentive Plan, FNB United Corp. 2012 Incentive Plan, and FNB United Corp. 2003 Stock Incentive Plan. The Assumed Plans, and all options outstanding under them, were assumed by FHNC in the merger (the “Merger”) of Capital Bank Financial Corp. (“CBFC”) with and into FHNC, pursuant to the Agreement and Plan of Merger dated as of May 3, 2017 (the “Merger Agreement”) between CBFC, FHNC, and a subsidiary of FHNC. The Merger was consummated on November 30, 2017.

At the effective time of the Merger, FHNC assumed each outstanding option (collectively, the “Assumed Options”) granted under an Assumed Plan. Each Assumed Option allowed the holder to purchase a certain number of shares of CBFC Class A Common Stock for a certain price per share. Upon assumption by FHNC, each Assumed Option was adjusted by substituting FHNC shares in place of CBFC shares, and by adjusting the option price per share, with the number of FHNC shares and the new option price per share set in a manner intended to avoid significant enlargement or dilution of economic value in accordance with the Merger Agreement, the Assumed Plans, and applicable law. This registration statement has been filed for the purpose of registering shares of FHNC Common Stock issuable in connection with the Assumed Options, as adjusted.

All FHNC shares listed in the Calculation of Registration Fee table were previously registered on the Form S-4 in connection with the Merger but will be subject to issuance in accordance with the Assumed Plans and the adjusted terms of the Assumed Options pursuant to this Post-Effective Amendment. Copies of the Assumed Plans have been filed as exhibits with this Post-Effective Amendment to the Form S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus relating to the Plans is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8 and Rule 428.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by FHNC (File No. 001-15185) are incorporated herein by reference other than, in each case, documents (or information within such documents) deemed to have been furnished but not filed in accordance with Commission rules:

(a)	FHNC’s Annual Report on Form 10-K for the year ended December 31, 2016;

(b)	FHNC’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2017;

(c)	FHNC’s Current Reports on Form 8-K filed on the following dates in 2017, other than the portions of such documents not deemed to be filed: April 26, May 4, May 5, July 14 (two reports), August 16,
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September 7, September 11, October 13 (three reports), October 17, October 27, November 17, and December 1; and

(d)	The description of FHNC’s common stock, par value $0.625 per share, set forth in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 26, 1999 (File No. 001-15185), and any amendment or report filed for the purpose of updating that description.

All documents filed by FHNC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of shares of $0.625 par value common stock of FHNC (“shares”) which may be issued pursuant to the Plans has been passed upon by John A. Niemoeller, Senior Vice President, Counsel, and Assistant Corporate Secretary of FHNC. At October 31, 2017, Mr. Niemoeller beneficially owned approximately 18,236 shares. That number includes shares owned outright and within vested retirement plan accounts, and shares that may be issued or become vested in the future under all unvested stock-based or stock-payable employee awards. All such unvested awards have been counted for this purpose as if they had fully vested as of October 31, 2017 without reduction for applicable withholding taxes.

Item 6. Indemnification of Directors and Officers

Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FHNC has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. In addition, FHNC has a directors’ and officers’ liability insurance policy which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FHNC has adopted the provisions of the statute as Article 14 of its charter.

The shareholders of FHNC have approved a provision in Article Six of FHNC’s Bylaws pursuant to which FHNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

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Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Restated Charter of First Horizon National Corporation, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed May 3, 2013

4.2	Bylaws of First Horizon National Corporation, as amended and restated November 30, 2017, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K dated November 30, 2017

5.1	Opinion and consent of John A. Niemoeller concerning the legality of the securities being registered hereunder

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney, previously included on the signature page to the Registration Statement on Form S-4 (Reg. No. 333-219052), filed with the SEC on June 29, 2017

99.1	Capital Bank Financial Corp. 2013 Omnibus Compensation Plan [assumed from Capital Bank Financial Corp. by merger in 2017]

99.2	North American Financial Holdings 2010 Equity Incentive Plan [assumed from Capital Bank Financial Corp. by merger in 2017]

99.3	FNB United Corp. 2012 Incentive Plan [as amended and restated 2013] [assumed from Capital Bank Financial Corp. by merger in 2017; previously assumed by Capital Bank Financial Corp. from CommunityOne Bancorp by merger in 2016]

99.4	FNB United Corp. 2003 Stock Incentive Plan [as amended and restated 2008] [assumed from Capital Bank Financial Corp. by merger in 2017; previously assumed by Capital Bank Financial Corp. from CommunityOne Bancorp by merger in 2016]

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in
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the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)	paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S–1 (§239.11 of this chapter), Form S-3 (§239.13 of this chapter), Form SF-3 (§239.45 of this chapter), or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§239.44 of this chapter) or Form SF-3 (§239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii)	If the registrant is relying on § 230.430D of this chapter:

(A)	Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §
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230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	If the registrant is relying on § 230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§ 239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with § 230.424(h) and § 230.430D of this chapter.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g) [not applicable]

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In
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the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(k) [not applicable]

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the registrant’s registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on December 1, 2017.

FIRST HORIZON NATIONAL CORPORATION

By:	/s/ William C. Losch III
William C. Losch III
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the registrant’s registration statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Signature*	Title	Date	Signature*	Title	Date
D. Bryan Jordan	President, Chief Executive Officer, Chairman of the Board, and a Director (principal executive officer)	December 1, 2017	William C. Losch III	Executive Vice President and Chief Financial Officer (principal financial officer)	December 1, 2017
D. Bryan Jordan			William C. Losch III

Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	December 1, 2017	John C. Compton	Director	December 1, 2017
Jeff L. Fleming			John C. Compton

Mark A. Emkes	Director	December 1, 2017		Director
Mark A. Emkes			Peter N. Foss

Corydon J. Gilchrist	Director	December 1,	R. Brad Martin	Director	December 1,
Corydon J. Gilchrist		2017	R. Brad Martin		2017

Scott M. Niswonger	Director	December 1,	Vicki R. Palmer	Director	December 1,
Scott M. Niswonger		2017	Vicki R. Palmer		2017

Colin V. Reed	Director	December 1,	Cecelia D. Stewart	Director	December 1,
Colin V. Reed		2017	Cecelia D. Stewart		2017

Rajesh Subramaniam	Director	December 1,		Director
Rajesh Subramaniam		2017	R. Eugene Taylor

			Luke Yancy III	Director	December 1,
			Luke Yancy III		2017

*By:	/s/ Clyde A. Billings, Jr.	December 1, 2017
Clyde A. Billings, Jr.
As Attorney-in-Fact
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